Exhibit 99.1

CPSI Announces Third Quarter 2017 Results

Strong Sales and Healthy Recurring Revenue Stream Allow for Greater Focus on Strategic Initiatives

MOBILE, Ala.--(BUSINESS WIRE)--November 2, 2017--CPSI (NASDAQ: CPSI):

Highlights for Third Quarter 2017:

  Revenues of $67.1 million;
  Quarterly bookings of $31.9 million;
  12-month backlog of $260.5 million;
  Another record quarter for TruBridge with bookings of $10.6 million;
  GAAP earnings of $0.17 per diluted share and non-GAAP earnings of $0.43 per diluted share;
  GAAP net income of $2.3 million and Adjusted EBITDA of $13.0 million; and
  Quarterly dividend of $0.10 per share.

CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the third quarter and nine months ended September 30, 2017.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on December 1, 2017, to stockholders of record as of the close of business on November 16, 2017. This dividend marks a change from the Company’s previous variable dividend policy, announced on August 4, 2016.

Total revenues for the third quarter ended September 30, 2017, were $67.1 million, compared with total revenues of $64.7 million for the prior-year third quarter. Net income for the quarter ended September 30, 2017, was $2.3 million, or $0.17 per diluted share, compared with $1.6 million, or $0.12 per diluted share, for the quarter ended September 30, 2016. Cash provided by operations for the third quarter of 2017 was $2.4 million, compared with cash used by operations of $5.9 million for the prior-year third quarter.

Total revenues for the nine months ended September 30, 2017, were $198.9 million, compared with total revenues of $202.7 million for the prior-year period. Net income for the nine months ended September 30, 2017, was $4.1 million, or $0.30 per diluted share, compared with $1.9 million, or $0.15 per diluted share, for the nine months ended September 30, 2016. Cash provided by operations for the first nine months of 2017 was $18.3 million, compared with cash used by operations of $2.6 million for the prior-year period.

“Coming off of a solid third quarter, we have even greater latitude in our efforts to build long-term value for CPSI and our family of companies,” said Boyd Douglas, president and chief executive officer of CPSI. “We are very pleased with the progress we are making throughout the community healthcare market. Our consistent sales activity is fueling our operations, with growing revenues and a healthy installation schedule.”

Commenting on the Company’s financial performance for the third quarter, Matt Chambless, chief financial officer of CPSI, stated, “Our respective EHR solutions continue to provide a solid, stable revenue base, while TruBridge has emerged as the clear growth agent for CPSI, posting double-digit year-over-year revenue growth and yet another record bookings quarter. We are also pleased with having solidified our capital allocation strategy after a noisy 2016. Our amended credit facility and revised dividend policy are in line with our three-pronged strategy of systematically investing in the future of our products and solutions, returning capital to shareholders through dividends, and reducing leverage.”

CPSI management and the Board of Directors expect that the changes implemented this quarter, including improved pricing under the Company’s credit facilities and the change in quarterly dividend, put CPSI on a sustainable path to achieving a target leverage ratio of 2.5x debt to Adjusted EBITDA in 2018, at which time the quarterly dividend may be revisited and the capital allocation strategy may expand to include other, more opportunistic uses of capital.

Douglas added, “As we embark on this next phase of our continued evolution as a community healthcare company, our solution strategy and vision revolve around developing once and then sharing those products across our EHR systems, protecting the integrity of our existing functionality and feature-rich products, and preparing for future growth opportunities in the post-acute market.”

CPSI will hold a live webcast to discuss third quarter 2017 results today, Thursday, November 2, 2017, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI
CPSI is a leading provider of healthcare solutions and services for community hospitals plus other healthcare systems and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, TruBridge, LLC, Healthland Inc. and American HealthTech, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for community hospitals. TruBridge focuses on providing business, consulting and managed IT services along with its RCM product, Rycan, providing revenue cycle management workflow and automation software to hospitals, other healthcare systems, and skilled nursing organizations. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, or www.healthtech.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, leverage ratio, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue and backlog, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; our ability to remediate a material weakness in our internal control over financial reporting; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Income (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales revenues:
System sales and support	$44,366	$44,101	$133,263	$141,529
TruBridge	22,747	20,562	65,601	61,192
Total sales revenues	67,113	64,663	198,864	202,721

Costs of sales:
System sales and support	18,832	20,709	56,621	65,075
TruBridge	12,806	11,187	36,326	33,878
Total costs of sales	31,638	31,896	92,947	98,953

Gross profit	35,475	32,767	105,917	103,768

Operating expenses:
Product development	9,345	8,397	27,588	23,766
Sales and marketing	8,528	6,894	23,262	20,341
General and administrative	9,379	10,631	33,960	41,799
Amortization of acquisition-related intangibles	2,601	2,601	7,804	7,580
Total operating expenses	29,853	28,523	92,614	93,486

Operating income	5,622	4,244	13,303	10,282

Other income (expense):
Other income	102	53	242	121
Interest expense	(2,062)	(1,717)	(5,807)	(4,828)
Total other expense	(1,960)	(1,664)	(5,565)	(4,707)

Income before taxes	3,662	2,580	7,738	5,575
Provision for income taxes	1,374	981	3,617	3,643
Net income	$2,288	$1,599	$4,121	$1,932

Net income per common share – basic and diluted	$0.17	$0.12	$0.30	$0.15

Weighted average shares outstanding used in per common share computations:
Basic	13,431	13,327	13,409	13,224
Diluted	13,431	13,327	13,409	13,224

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands, except per share data)

	Sept. 30, 2017	Dec. 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$954	$2,220
Accounts receivable, net of allowance for doubtful accounts of $2,206 and $2,370, respectively	36,159	31,812
Financing receivables, current portion, net	8,642	5,459
Inventories	1,129	1,697
Prepaid income taxes	677	567
Prepaid expenses and other	3,155	2,794
Total current assets	50,716	44,549

Property and equipment, net	11,959	13,439
Financing receivables, net of current portion	10,098	5,595
Intangible assets, net	99,314	107,118
Goodwill	168,449	168,449
Total assets	$340,536	$339,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,611	$6,841
Current portion of long-term debt	8,225	5,817
Deferred revenue	8,587	5,840
Accrued vacation	4,600	3,650
Other accrued liabilities	8,919	8,797
Total current liabilities	40,942	30,945

Long-term debt, less current portion	136,270	146,989
Deferred tax liabilities	6,472	3,246
Total liabilities	183,684	181,180

Stockholders’ equity:
Common stock, $0.001 par value; 30,000 shares authorized; 13,756 and 13,533 shares issued and outstanding, respectively	14	13
Additional paid-in capital	152,932	147,911
Retained earnings	3,906	10,046
Total stockholders’ equity	156,852	157,970
Total liabilities and stockholders’ equity	$340,536	$339,150

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Consolidated Statements of Cash Flows (In thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$4,121	$1,932
Adjustments to net income:
Provision for bad debt	753	722
Deferred taxes	3,226	3,735
Stock-based compensation	5,021	4,023
Excess tax benefit from stock-based compensation	-	(50)
Depreciation	1,945	2,422
Intangible amortization	7,804	7,580
Amortization of deferred finance costs	547	501
Changes in operating assets and liabilities:
Accounts receivable	(4,358)	(1,489)
Financing receivables	(8,428)	1,301
Inventories	568	31
Prepaid expenses and other	(361)	808
Accounts payable	3,770	(5,095)
Deferred revenue	2,748	(11,365)
Other liabilities	1,071	(6,841)
Prepaid income taxes	(110)	(788)
Net cash provided by (used by) operating activities	18,317	(2,573)

Investing activities:
Purchases of property and equipment	(464)	(39)
Purchase of business, net of cash received	-	(162,611)
Sale of investments	-	10,861
Net cash used in investing activities	(464)	(151,789)

Financing activities:
Dividends paid	(10,261)	(21,845)
Proceeds from long-term debt	2,550	156,572
Payments of long-term debt	(11,409)	(2,344)
Payments of contingent consideration	-	(500)
Proceeds from stock option exercise	1	1,134
Excess tax benefit from stock-based compensation	-	50
Net cash provided by (used in) financing activities	(19,119)	133,067

Net decrease in cash and cash equivalents	(1,266)	(21,295)

Cash and cash equivalents, beginning of period	2,220	24,951
Cash and cash equivalents, end of period	$954	$3,656

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information Consolidated Bookings (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
System sales and support(1)	$21,245	$15,727	$63,198	$53,445
TruBridge(2)	10,631	5,157	25,924	14,538
Total	$31,876	$20,884	$89,122	$67,983

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income, as reported	$2,288	$1,599	$4,121	$1,932
Deferred revenue and other acquisition-related adjustments	-	516	-	2,226
Depreciation expense	526	682	1,945	2,422
Amortization of acquisition-related intangible assets	2,601	2,601	7,804	7,580
Stock-based compensation	2,054	1,146	5,021	4,023
Transaction-related costs	15	69	23	8,087
Non-recurring severance	196	-	2,261	-
Interest expense and other, net	1,960	1,664	5,565	4,707
Provision for income taxes, plus cash benefits from NOL utilization	3,400	3,519	9,064	8,689
Adjusted EBITDA	$13,040	$11,796	$35,804	$39,666

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Reconciliation of Non-GAAP Financial Measures (In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income, as reported	$2,288	$1,599	$4,121	$1,932
Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	-	516	-	2,226
Amortization of acquisition-related intangible assets	2,601	2,601	7,804	7,580
Stock-based compensation	2,054	1,146	5,021	4,023
Transaction-related costs	15	69	23	8,087
Non-recurring severance	196	-	2,261	-
Non-cash interest expense	182	172	547	501
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(1,767)	(1,576)	(5,480)	(7,846)
Tax-effect of non-deductible transaction-related costs	-	(60)	-	1,410
Tax shortfall from stock-based compensation	162	-	1,083	-
Non-GAAP net income	$5,731	$4,467	$15,380	$17,913
Weighted average shares outstanding, diluted	13,431	13,327	13,409	13,224
Non-GAAP EPS	$0.43	$0.34	$1.15	$1.35

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, plus the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurring expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets - Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation - Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs - Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other - Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Tracey Schroeder, 251-639-8100
Chief Marketing Officer
Tracey.Schroeder@cpsi.com